Exhibit 10.1

AMENDMENT TO CLAROS MORTGAGE TRUST, INC.
2016 INCENTIVE AWARD PLAN

This Amendment (this “Amendment”) to the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Claros Mortgage Trust, Inc., a Maryland corporation (the “Company”), effective as of June 3, 2026. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

WHEREAS, the Company sponsors and maintains the Plan as an equity incentive program under which employees, members of the Board, consultants and advisors to the Company may be offered the opportunity to acquire a proprietary interest in the Company;

WHEREAS, pursuant to Section 12.1 of the Plan, the Board may amend the Plan at any time, subject to approval of the Company’s stockholders to the extent required by applicable law (including an increase in the number of Shares available for issuance under the Plan); and

WHEREAS, the Board deems it advisable and in the best interest of the Company and its stockholders to amend the Plan as set forth herein.

AMENDMENT

The Plan is hereby amended as follows, effective as of the date on which the Company’s stockholders approve this Amendment, except as otherwise provided below:

1.
Section 3.1(a) of the Plan is amended and restated to read in its entirety as follows:

“Subject to Section 3.1(b) and Section 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan (the “Share Limit”) will equal 14,781,594 Shares. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 7,500,000.”

2.
The Plan is hereby amended to add a new Section 3.4 to read in its entirety as follows:

“3.4 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Administrator shall from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time; provided that, commencing with the 2026 calendar year, the sum of any cash compensation or other compensation and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a

Non-Employee Director as compensation for services as a Non-Employee Director with respect to any fiscal year of the Company shall not exceed $750,000; provided, further, that such limit shall not apply to compensation for any Non-Employee Director who serves in any capacity in addition to that of a Non-Employee Director for which he or she receives additional compensation. The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion; provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.”

3.
The last sentence of Section 12.1(b) is amended and restated to read in its entirety as follows:

“Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of April 20, 2026, the date on which the Plan, as amended, is adopted by the Board.”

4.
This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

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